                SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 20, 2005

COMPREHENSIVE HEALTHCARE SOLUTIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	0-26715	58-0962699
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

45 LUDLOW STREET, SUITE 602

YONKERS, NEW YORK 10705

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(914) 375-7591

(ISSUER TELEPHONE NUMBER)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERAL DEFINITIVE AGREEMENT

On April 15, 2005, the Company signed an exclusive three-year agreement with the municipal government of Luzerne County, Pennsylvania to provide the Company’s discount prescription benefit card to the county’s 315,000 residents. Luzerne County will be distributing the Company’s discount prescription cards to virtually all of its residents and the Company will receive fees on approximately 85% of all prescription card purchases. In May 2005, we delivered over 300,000 Luzerne County discount prescription cards to Luzerne County, Pa., Commissioners Offices for distribution to residents of Luzerne County. The agreement calls for Luzerne County to share in a portion of the revenues generated by the utilization of the discount prescription cards by its residents.

On July 18, 2005, the Company signed an exclusive three-year agreement with Lehigh County, Pennsylvania to provide the Company’s discount prescription benefit card to the county’s 320,000 residents. Lehigh County began to deliver Comprehensive’s discount prescription card, through various distribution outlets including: libraries, senior centers, various county organizations and associations and the Allentown Fair. The agreement calls for Lehigh County to share in a portion of the revenues generated by the utilization of the discount prescription cards by its residents.

On September 15, 2005, the Company signed an exclusive three-year agreement with Carbon County, Pennsylvania to provide the Company’s discount prescription benefit card to the county’s 60,000 residents. Pursuant to the Agreement, the County will receive $.10 for each prescription filled by residents using the Company’s benefit cards.

On September 20, 2005, the Company entered into a term sheet with Westor Capital Croup, Inc. Pursuant to the term sheet, Westor Capital Group has agreed to raise a minimum of $500,000 and a maximum of $1,500,000 for the Company by selling units consisting of 5% Convertible 18 Month Notes which are convertible at $.30 per share. In addition, for each share converted, the investors will receive one warrant with a three-year term and an exercise price of $.70 per share. The shares underlying both the convertible notes and the warrants shall have registration rights.

The Company has previously entered into a Consulting Agreement and a Financing Agreement with a private investment group pursuant to which the Company received $235,000 in consideration for the issuance of two separate convertible debentures which are convertible at $.35 per share (the “Debentures”). In addition, the Company entered into an agreement to issue warrants which could raise an additional $2,665,000 when the warrants are exercised. Simultaneous with the execution of the Term Sheet with Westor, the parties agreed that during the period ending October 21, 2005, Comprehensive shall have the option to redeem and prepay the entire principal of the Debentures and that during this period the redemption price shall be one hundred ten percent (110%) of the principal amount redeemed. It was also agreed that Comprehensive shall not be required to file a Registration Statement within the time period set forth in the Registration Rights Agreement.

In addition, in the event that the Debentures are redeemed, the Consulting Agreement between the parties shall be deemed null and void and in consideration for the cancellation of such Consulting Agreement, the funding group will be issued warrants for the purchase of an aggregate of five hundred thousand (500,000) shares of Common Stock of Comprehensive at $.30 per share. Of such amount, 100,000 shares shall have piggyback registration rights.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 27, 2005, the Company filed a certificate of amendment in the state of Delaware increasing its shares of authorized common stock to 50,000,000 shares with a par value of $.10 per share.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1 Agreement with Luzerne County 10.2 Agreement with Lehigh County 10.3 Agreement with Carbon County

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Comprehensive Healthcare Solutions, Inc.

By: /s/ John Treglia

JOHN TREGLIA

CHIEF EXECUTIVE OFFICER

Dated: September 27, 2005